POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees and Officers of Russell Investment Funds (the “Trust") do hereby severally constitute and appoint Mary Beth Rhoden, Jessica Gates and Shelley Harding, or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Trust's Registration Statement on Form N-1A (File Nos. 33-18030 and 811-5371), Post-Effective Amendments and any and all amendments or supplements thereto and any other of the Trust's filings with the Securities Exchange Commission, including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.  The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting.  The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.  These powers of attorney will terminate on August 31, 2012.

WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE	TITLE	DATE

/s/ Sandra Cavanaugh	Trustee, President and	August 30, 2011
Sandra Cavanaugh	Chief Executive Officer

/s/ Mark E. Swanson	Treasurer, in his capacity as	August 30, 2011
Mark E. Swanson	Chief Accounting Officer

/s/ Thaddas L. Alston	Trustee	August 30, 2011
Thaddas L. Alston

/s/ Kristianne Blake	Trustee	August 30, 2011
Kristianne Blake

/s/ Daniel P. Connealy	Trustee	August 30, 2011
Daniel P. Connealy

/s/ Jonathan Fine	Trustee	August 30, 2011
Jonathan Fine

/s/ Raymond P. Tennison, Jr.	Trustee	August 30, 2011
Raymond P. Tennison, Jr.

/s/ Jack R. Thompson	Trustee	August 30, 2011
Jack R. Thompson

/s/ Julie W. Weston	Trustee	August 30, 2011
Julie W. Weston